Exhibit 99.1

Intellicheck Announces Record Second Quarter Fiscal 2021 Financial Results

Revenue Climbed 160% to $4.8 Million

SaaS Revenue Grew 93% Reaching $3.2 Million

MELVILLE, NY – August 3, 2021 — Intellicheck, Inc. (Nasdaq: IDN), an industry leader in identity verification and authentication solutions, today announced its financial results for the second quarter ended June 30, 2021. Revenue growth jumped 160% to a record $4,797,000 versus $1,842,000 in the prior year comparable period. SaaS revenue for the second quarter June 30, 2021 rose 93% totaling $3,234,000 versus $1,671,000 in the prior year comparable period.

CEO Bryan Lewis said, “We continue to execute our strategic plan for growth and expansion in current and new market verticals. Recognizing that this requires investment, we have increased our investments in sales and marketing and have added new developers to fuel our R&D efforts. This productive quarter demonstrates we are already seeing the impact.”

Gross profit as a percentage of revenues was 69.4% for the three months ended June 30, 2021, versus 88.6% in the prior year comparable period. SaaS revenues represented 67% of total sales during the quarter. The difference in gross margin reflects a sales mix that included approximately $1.4 million of hardware sales that carry lower gross margins than SaaS revenues. Excluding hardware sales and related costs in both periods, gross profit as a percentage of sales was 93.3% for the three months ended June 30, 2021, versus 89.8% in the prior year comparable period.

Net loss for the three months ended June 30, 2021 was ($738,000) or ($0.04) per diluted share versus a net loss of ($760,000) or ($0.05) per diluted share for the comparable prior year period. Non-cash expenses during the quarter included stock-based compensation costs that totaled $651,000.

Adjusted EBITDA (earnings before interest and other income, income taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was a loss of ($46,000) for the second quarter of 2021 as compared to a loss of ($619,000) in the prior year comparable period. A reconciliation of adjusted EBITDA to net loss is provided elsewhere in this release.

Cash on June 30, 2021 totaled $11.9 million and stockholders’ equity totaled $22.1 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until the Company files its Form 10-Q for the fiscal period ended June 30, 2021.

Conference Call Information

The Company will hold an earnings conference call on August 3 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13721644. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13721644. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until August 17, 2021.

INTELLICHECK, INC.

BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$11,939,948	$13,121,392
Accounts receivable, net of allowance of $5,474 and $42,974 at June 30, 2021 and December 31, 2020, respectively	3,409,234	2,119,861
Inventory	374,898	-
Other current assets	832,219	340,718
Total current assets	16,556,299	15,581,971

PROPERTY AND EQUIPMENT, net	289,449	138,870
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	430,101	482,591
OPERATING LEASE RIGHT-OF-USE ASSET	-	31,131
OTHER ASSETS	8,500	4,250
Total assets	$25,386,010	$24,340,474

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$582,796	$46,171
Accrued expenses	2,145,812	1,638,798
Operating lease liability, current portion	-	32,620
Deferred revenue, current portion	539,328	402,782
Total current liabilities	3,267,936	2,120,371

OTHER LIABILITIES:
Deferred revenue, long-term portion	6,598	8,662
Total liabilities	3,274,534	2,129,033

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 18,727,552 and 18,410,458 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	18,728	18,410
Additional paid-in capital	140,267,314	138,569,746
Accumulated deficit	(118,174,566)	(116,376,715)
Total stockholders’ equity	22,111,476	22,211,441

Total liabilities and stockholders’ equity	$25,386,010	$24,340,474

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

REVENUES	$4,797,141	$1,842,195	$7,659,682	$4,957,467
COST OF REVENUES	(1,468,516)	(209,945)	(1,689,244)	(902,829)
Gross profit	3,328,625	1,632,250	5,970,438	4,054,638

OPERATING EXPENSES
Selling, general and administrative	2,714,396	1,415,336	5,095,176	2,869,891
Research and development	1,352,624	986,312	2,688,865	1,929,611
Total operating expenses	4,067,020	2,401,648	7,784,041	4,799,502

Loss from operations	(738,395)	(769,398)	(1,813,603)	(744,864)

OTHER INCOME
Gain on forgiveness of unsecured promissory note	-	-	10,000	-
Interest and other income	610	9,125	5,752	11,193
Total other income	610	9,125	15,752	11,193

Net loss	$(737,785)	$(760,273)	$(1,797,851)	$(733,671)

PER SHARE INFORMATION
Loss per common share -
Basic/Diluted	$(0.04)	$(0.05)	$(0.10)	$(0.05)

Weighted average common shares used
in computing per share amounts -
Basic/Diluted	18,708,409	16,377,539	18,612,512	16,265,544

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three months ended June 30, 2021
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, March 31, 2021	18,686,391	$18,686	$139,550,103	$(117,436,781)	$22,132,008

Stock-based compensation expense	-	-	650,983	-	650,983
Exercise of stock options	25,000	25	46,445	-	46,470
Exercise of warrants	9,000	9	19,791	-	19,800
Issuance of shares for restricted stock grants	7,161	8	(8)	-	-
Net loss	-	-	-	(737,785)	(737,785)
BALANCE, June 30, 2021	18,727,552	$18,728	$140,267,314	$(118,174,566)	$22,111,476

	Three months ended June 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, March 31, 2020	16,209,627	$16,210	$128,989,744	$(116,908,510)	$12,097,444

Stock-based compensation expense	-	-	103,710	-	103,710
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 8,958 shares	31,650	32	13,939	-	13,971
Issuance of shares for restricted stock grants	10,325	10	(10)	-	-
Settlement of executive bonuses with issuance of restricted stock units	9,462	9	53,451	-	53,460
Shares forfeited in exchange for withholding taxes	(2,012)	(2)	(13,335)		(13,337)
Net loss	-	-	-	(760,273)	(760,273)
BALANCE, June 30, 2020	18,028,282	$18,028	$139,715,197	$(117,668,783)	$22,064,442

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Six months ended June 30, 2021
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2020	18,410,458	$18,410	$138,569,746	$(116,376,715)	$22,211,441

Stock-based compensation expense	-	-	1,631,616	-	1,631,616
Exercise of stock options, net of cashless exercise of 58,122 shares	299,179	299	46,471	-	46,470
Exercise of warrants	9,000	9	19,791	-	19,800
Issuance of shares for restricted stock grants	8,915	10	(10)	-	-
Net loss	-	-	-	(1,797,851)	(1,797,851)
BALANCE, June 30, 2021	18,727,552	$18,728	$140,267,314	$(118,174,566)	$22,111,476

	Six months ended June 30, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2019	16,041,650	$16,042	$128,668,583	$(116,935,112)	$11,749,513

Stock-based compensation expense	-	-	189,752	-	189,752
Issuance of common stock, net of costs	1,769,230	1,769	10,567,698	-	10,569,467
Exercise of stock options, net of cashless exercise of 11,409 shares	146,957	147	139,111	-	139,258
Exercise of warrants	50,000	50	109,950	-	110,000
Issuance of shares for restricted stock grants	12,995	13	(13)	-	-
Settlement of executive bonuses with issuance of restricted stock units	9,462	9	53,451	-	53,460
Shares forfeited in exchange for withholding taxes	(2,012)	(2)	(13,335)	-	(13,337)
Net loss	-	-	-	(733,671)	(733,671)
BALANCE, June 30, 2020	18,028,282	$18,028	$139,715,197	$(117,668,783)	$22,064,442

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,797,851)	$(733,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	83,989	80,756
Stock-based compensation expense	1,631,616	189,752
Change in provision for doubtful accounts	(37,500)	-
Forgiveness of unsecured promissory note	(10,000)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,251,873)	230,285
(Increase) in inventory	(374,898)	-
(Increase) in other current assets	(491,501)	(159,797)
(Increase) decrease in other assets	(4,250)	7,778
Increase in accounts payable and accrued expenses	1,042,150	170,524
Increase (decrease) in deferred revenue	134,482	(47,940)
Net cash used in operating activities	(1,075,636)	(262,313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software license	-	(100,000)
Capital expenditures	(182,078)	(32,114)
Collection of note receivable	-	21,699
Net cash used in investing activities	(182,078)	(110,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Return of repayment on unsecured promissory note	10,000	-
Net proceeds from issuance of common stock	-	10,569,467
Loan proceeds on unsecured promissory note	-	806,100
Net proceeds from issuance of common stock from exercise of stock options	46,470	139,258
Proceeds from issuance of common stock from exercise of warrants	19,800	110,000
Withholding taxes paid on vesting of restricted stock units	-	(13,335)
Net cash provided by financing activities	76,270	11,611,490

Net (decrease) increase in cash	(1,181,444)	11,238,762

CASH, beginning of period	13,121,392	3,350,853

CASH, end of period	$11,939,948	$14,589,615

Supplemental disclosure of noncash investing and financing activities:
Note payable for software license	$-	$300,000
Settlement of executive bonuses with restricted stock units	$-	$53,460

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such gains on debt forgiveness and interest and other income and certain addbacks such as income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes gains on debt forgiveness, interest and other income, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net loss to Non-GAAP Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(737,785)	$(760,273)	$(1,797,851)	$(733,671)
Reconciling items:
Gain on forgiveness of unsecured promissory note	-	-	(10,000)	-
Interest and other income	(610)	(9,125)	(5,752)	(11,193)
Depreciation and amortization	41,191	46,961	83,989	80,756
Stock-based compensation expense	650,983	103,710	1,631,616	189,752
Adjusted EBITDA	$(46,221)	$(618,727)	$(97,998)	$(474,356)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Nasdaq: IDN

Intellicheck (Nasdaq: IDN) is a prominent technology company that is engaged in developing, integrating and marketing identity verification solutions to address challenges that include commercial retail and banking fraud prevention. Intellicheck’s products include ID Check®, a solution for preventing identity fraud across any industry delivered via smartphone, tablet, POS integration or other electronic devices. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.